SECURITIES AND EXCHANGE COMMISSION
                         Washington, D. C.  20549



                                 FORM 8-K



                              CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



                    Date of Report:  December 21, 1999
                    (date of earliest event reported)



                            LG&E ENERGY CORP.
          (Exact name of registrant as specified in its charter)

              Kentucky           1-10568          61 - 1174555
          (State or other      (Commission      (I.R.S. Employer
          jurisdiction of      File Number)   Identification No.)
           incorporation)



                           220 West Main Street
                              P.O. Box 32030
                           Louisville, KY 40232
                 (Address of principal executive offices)



                              (502) 627-2000
                     (Registrant's telephone number)

Item 5.  Other Events.

On December 21, 1999, LG&E Energy Corp. ("LG&E Energy") announced it had received an adverse order from the arbitration panel considering its contract dispute with Oglethorpe Power Corporation. Because of the ruling, and based upon current price and load estimates, LG&E Energy anticipates adding $175 million (after tax) to the existing write-off recorded by LG&E Energy during the second quarter of 1998 in connection with its discontinuation of its merchant energy trading business. The additional reserve will be recorded in discontinued operations during the fourth quarter of 1999. Although the company has used what it believes to be appropriate estimates for future energy prices, loads and other factors, it recognizes that there are inherent limitations in models to accurately predict future events and, as such, the write-off remains subject to further estimation and analysis.

A news release of LG&E Energy describing the above matter is filed with this report as Exhibit 99.01 and is incorporated herein by reference.

Item 7(c).  Exhibits Filed.

Exhibit
Number              Description

99.01               News Release dated as of December 21, 1999.


                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LG&E ENERGY CORP.
Registrant

/s/ John R. McCall
John R. McCall
Executive Vice President, General
Counsel and Corporate Secretary

Date:  January 5, 2000

                               EXHIBIT INDEX

                             LG&E ENERGY CORP.

                        Current Report on Form 8-K
                          Dated December 21, 1999

                                 Exhibits


Exhibit No.         Description

99.01               News Release dated as of December 21, 1999.


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